Exhibit 99.2
NEWS RELEASE

Coeur Completes Sale of its 100%-Owned Bolivian Subsidiary

Chicago, Illinois - February 28, 2018 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced that it has closed the sale of all of the outstanding capital stock of its wholly-owned Bolivian subsidiary, Empresa Minera Manquiri, S.A. (“Manquiri”), which operates the San Bartolomé Mine and processing facility near Potosí, Bolivia, to Ag-Mining Investments, AB (formerly NewCo 4714 Sweden AB under change of name to Argentum Investment AB) (“Ag-Mining”) by way of the previously announced agreement (the “Agreement”).

Pursuant to the Agreement, Ag-Mining acquired Manquiri from Coeur for consideration of: a 2.0% net smelter returns royalty payable to Coeur on all metals processed through the San Bartolomé Mine’s processing facility commencing on closing of the transaction, which Coeur estimates is worth approximately $8 million, and promissory notes to Coeur having an aggregate principal amount equal to $27.6 million, payable in equal monthly installments beginning on October 1, 2018 with a maturity date of September 1, 2019. In addition, all refunds of pre-closing value added tax (“VAT”) that will be collected or received by Manquiri in the future for any period ending on or before the closing date, net of collection costs, will be paid to Coeur. The balance of outstanding VAT at closing was $14 million.

As an all-stock transaction, except as otherwise specifically provided in the Agreement, all of the current and future assets and liabilities of Manquiri are retained by the entity under the new ownership by Ag-Mining.

Coeur’s U.S. legal advisor was Gibson, Dunn & Crutcher LLP. Much Shelist, P.C. acted as U.S. legal advisor to Ag-Mining.
About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with five mines in North America employing approximately 2,000 people. Coeur’s wholly-owned operations include the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. In addition, the Company owns the La Preciosa project in Mexico, a silver-gold exploration stage project, and conducts exploration activities throughout North America.
Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated consideration value. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated consideration value for the sale of Manquiri is not realized, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, silver, zinc, and lead, and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets commodities, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, the political risks and uncertainties associated with operations in Bolivia, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
For Additional Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Courtney Lynn, Vice President, Investor Relations and Treasurer
Phone: (312) 489-5800
www.coeur.com